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                                                                    EXHIBIT 10.3


              CONSULTING AND FINANCIAL ADVISORY SERVICES AGREEMENT


     This Consulting and Financial Advisory Services Agreement (this "Agreement") is made as of February 19, 1997 between Rockwell Medical Technologies, Inc., a Michigan corporation ("Rockwell"), and Wall Street Partners, Inc., a Michigan corporation ("Wall Street").

                                    RECITALS

     A. Rockwell is engaged in the business of, among other things, manufacturing, marketing, selling and distributing medical supplies and concentrates to hemodialysis clinics and other distributors and dealers in the hemodialysis industry.

     B. Wall Street is engaged in the business of, among other things, providing consulting and financial advisory services to other businesses.

     C. Rockwell desires to engage Wall Street's expertise and knowledge in connection with its business and operations, and Wall Street desires to provide such services to Rockwell, upon the terms and conditions of this Agreement.

     Therefore, the parties agree as follows:

     1. Consulting Services. During the Term, as defined in Section 2, Wall Street shall provide to or for the benefit of Rockwell consultation and advice to the directors, officers and employees of Rockwell with respect to various business, accounting, and financial matters (the "Services"). Wall Street will render such consultation and advice as may reasonably be requested by the officers or directors of Rockwell or by employees so designated by the officers or directors of Rockwell. Such consultation and advice may regard or involve all aspects of the business and operations of Rockwell, including its subsidiary, Rockwell Transportation, Inc. ("Rockwell Transportation"), with the exception of FDA regulatory matters

     2. Term. This Agreement will become effective as of the date hereof and will remain in effect until December 31, 1997, unless such term is extended by the mutual consent of the parties.

     3. Relationship of the Parties. Nothing herein will be construed to create a partnership or joint venture by or between Rockwell (including Rockwell Transportation for this entire Section 3) and Wall Street or to make one the agent of the other. Rockwell and Wall Street will not hold themselves out as a partner or agent of the other or to otherwise state or imply by advertising or otherwise any relationship between them in any manner contrary to the terms of this Agreement. Rockwell and Wall Street do not have, and will not represent that they have, the power to bind or legally obligate the other. The parties acknowledge that this arrangement is not exclusive and Wall Street shall have the right to render consulting and advisory services to other persons or entities. No employee of Wall Street will be considered an employee of
Rockwell by either party for any purpose whatsoever, notwithstanding that one or more employees of Wall Street may be engaged in providing Services provided by Wall Street to Rockwell on a full-time basis.
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     4.   Consideration.  As full consideration for Wall Street's performance of the Services, and for the covenants described in Section 5 of this Agreement, Rockwell will pay Wall Street $25,000 per month (which amount will be prorated for any partial periods worked based on a five business day week). All amounts are payable in U.S. funds on the last day of each month, in arrears.

     5.   Confidentiality.

          (a) Wall Street will not, at any time during the Term (other than as may be required in connection with the performance of its Services hereunder) or thereafter, directly or indirectly, use, communicate, disclose or disseminate any Confidential Information (as defined in subparagraph (b) of this Section 5) in any manner whatsoever.

          (b) As used in subparagraph (a) of this Section 5, the term "Confidential Information" will mean all business and technical information including, but not limited to, information of any nature and in any form which at the time or times concerned is not generally known to those persons engaged in business similar to that conducted or contemplated by Rockwell and Rockwell Transportation (other than by an act or acts of an employee not authorized to disclose such information), and which relates to one or more aspects of the present or past business of Rockwell and Rockwell Transportation or any affiliate or predecessor, including, without limitation, patents and patent applications, inventions and improvements (whether or not patentable), development projects, policies, processes, formulas, techniques, know-how, pricing, financial information, and other facts relating to manufacturing, sales, advertising, promotions, transportation, packaging, labeling, lab techniques and testing methods, distribution, financial matters, strategies, customers and potential customers, marketing and sales methods, preparation of bids, vendor sources and vendor financing arrangements, other than information which is independently developed or which is in the public domain or which becomes available to a recipient on a non-confidential basis without violating subparagraph (a) of this Section 5 or which is required to be disclosed by law and is disclosed in a manner so required.

     6. Notices. Any notice or other communication required or permitted hereunder will be in writing and shall be deemed given when so delivered personally or received by facsimile or overnight carrier or, if mailed, four days after the date of mailing, as follows:

          (a)     If to Rockwell, to it at:

                  Rockwell Medical Technologies, Inc.
                  28025 Oakland Oaks Drive
                  Wixom, Michigan  48393
                  Attention:  Mr. Robert L. Chioini, President
                  Facsimile:  (248) 449-3363


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                  With a copy to:

                  Honigman Miller Schwartz and Cohn
                  2290 First National Building
                  Detroit, Michigan  48226
                  Attention:  Patrick T. Duerr, Esq.
                  Facsimile:  (313) 962-0176

          (b)     If to Wall Street, to it at:

                  Wall Street Partners, Inc.
                  P. O. Box 36940
                  Grosse Pointe, Michigan  48236
                  Attention:  Mr. Gary D. Lewis, President
                  Facsimile:  (313) 885-2252

     7. Assignment. This Agreement will bind and inure to the benefit of the parties and their respective successors and assigns. This Agreement will not be assignable or delegable without the prior written consent of all parties.

     8. Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties with respect to the subject matter of this Agreement. This Agreement may be altered or amended only by an instrument in writing, duly executed by both parties or, in the case of a waiver, by the party waiving compliance.

     9. Governing Laws; Venue. The laws of the State of Michigan shall govern this Agreement, its construction, and the determination of any rights, duties or remedies of the parties arising out of or relating to this Agreement. The parties acknowledge that the United States District Court for the Eastern District of Michigan or the Michigan Circuit Court for the County of Oakland shall have exclusive jurisdiction over any case or controversy arising out of or relating to this Agreement and that all litigation arising out of or relating to this Agreement shall be commenced in the United States District Court for the Eastern District of Michigan or in the Michigan Circuit Court for Oakland County.

     10. Waiver. No waiver of any breach of any provision of this Agreement will be deemed a waiver of any preceding or succeeding breach or of any other provision of this Agreement. No extension of time for performance of any obligations or acts will be deemed an extension of the time for performance of any other obligations or acts.

     11. Counterparts. This Agreement may be executed in counterparts, each of which will be an original, but all of which together will constitute one instrument.





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 IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date first set forth in the introductory paragraph of this Agreement.

                     ROCKWELL MEDICAL TECHNOLOGIES, INC., a
                     Michigan corporation


                     By:  /s/ Robert L. Chioini
                         -----------------------------------------------------
                             Robert L. Chioini
                             Its: President

                     WALL STREET PARTNERS, INC., a Michigan
                     corporation

                     By:  /s/ Gary D. Lewis
                         ------------------------------------------------------
                             Gary D. Lewis
                             Its: President





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